EX-99.14(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (File No. 333-180596) of :
(i)	our report dated April 23, 2012, relating to the financial statements and financial highlights which appear in the February 29, 2012 Annual Report to Shareholders of Invesco Van Kampen Municipal Opportunity Trust, which is incorporated by reference into the Registration Statement;

(ii)	our report dated April 23, 2012, relating to the financial statements and financial highlights which appear in the February 29, 2012 Annual Report to Shareholders of Invesco Municipal Premium Income Trust, which is incorporated by reference into the Registration Statement;

(iii)	our report dated April 23, 2012, relating to the financial statements and financial highlights which appear in the February 29, 2012 Annual Report to Shareholders of Invesco Van Kampen Select Sector Municipal Trust, which is incorporated by reference into the Registration Statement;

(iv)	our report dated April 23, 2012, relating to the financial statements and financial highlights which appear in the February 29, 2012 Annual Report to Shareholders of Invesco Van Kampen Trust for Value Municipals, which is incorporated by reference into the Registration Statement;
We also consent to the references to us under the headings “Information on the Funds’ Independent Registered Public Accounting Firm” in the statements of additional information which are incorporated by reference into the Registration Statement.
/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Houston, Texas
May 14, 2012